                                   Exhibit 11


STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
- ------------------------------------------------


                                          Thirteen Weeks Ended       Twenty-six Weeks Ended
                                           Mar 31,       Apr 2,        Mar 31,     Apr 2,
                                            1996         1995           1996        1995
                                        -----------  -----------    -----------  ----------

Weighted average shares outstanding      12,783,843   11,372,454     13,004,728  11,359,090

Common Stock equivalents:
  Stock options                              46,886      375,084         68,119     325,256
                                        -----------  -----------    -----------  ----------
                                         12,830,729   11,747,538     13,072,847  11,684,346
                                        ===========  ===========    ===========  ==========

     Net Income(Loss)                   $(2,642,000) $ 1,243,000    $(2,097,000) $2,763,000
                                        ===========  ===========    ===========  ==========


EARNINGS PER COMMON SHARE               $      (.21) $       .11           (.16)        .24
                                        ===========  ===========    ===========  ==========





































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